UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary Information statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ALPHA MODUS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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ALPHA MODUS HOLDINGS, INC.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

INFORMATION STATEMENT

To the Holders of Common Stock of Alpha Modus Holdings, Inc.,

This Information Statement is being circulated to the stockholders of record of the outstanding Class A common stock, $0.0001 par value per share (the “Common Stock”), of Alpha Modus Holdings, Inc. (the “Company”), as of the close of business on June 30, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holders of a majority of the outstanding voting stock of the Company, holding approximately 77.7% of the outstanding shares of our voting stock (the “Majority Stockholders”). This Information Statement shall be considered the notice required under the Delaware General Corporation Law (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The following actions were authorized by written consent of the Majority Stockholders:

Entry into Securities Purchase Agreement and Issuance of Common Shares

On June 30, 2026, the Company entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell and the Investor would purchase (i) one or more Secured Pre-Paid Purchases (each a “Pre-Paid Purchase,” and collectively the “Pre-Paid Purchases”) in the aggregate purchase amount of up to $10,000,000 (the “Commitment Amount”), for the purchase of shares of Class A common stock of the Company (“Common Shares”), upon the terms and subject to the limitations and conditions set forth in the Pre-Paid Purchase; and (ii) 450,000 Common Shares, to be delivered by the Company to Investor at the initial closing and to be used as pre-delivery shares under the Pre-Paid Purchases (the “Pre-Delivery Shares”).

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Common Shares are currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the Common Shares pursuant to the SPA may implicate certain of the NASDAQ listing standards requiring stockholder approval in order to maintain the Company’s listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(d), approved the SPA and the issuance of Common Shares under the SPA.

The written consents of the Majority Stockholders we have received constitute the only stockholder approval required under the DGCL, NASDAQ Listing Rule 5635(d), our Second Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, to approve the SPA and the issuance of Common Shares under the SPA. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

By order of the Board of Directors

William Alessi
Chief Executive Officer and Director

July [__], 2026

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

(Preliminary)

July [__], 2026

GENERAL INFORMATION

Alpha Modus Holdings, Inc., a Nevada corporation, with its principal executive offices located at 20311 Chartwell Center Dr., #1469, Cornelius, NC, 28031, is sending you this Notice and Information Statement to notify you of an action that the Majority Stockholders has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us,” and “Alpha Modus” are to Alpha Modus Holdings, Inc., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are being mailed on or about July [__], 2026, to the holders of record of the outstanding shares of our Common Stock on June 30, 2026, which we refer to as the “Record Date.”

Background

The following actions were approved by the written consent of the Majority Stockholders holding approximately 77.7% of our outstanding voting stock as of June 30, 2026, in lieu of a special meeting of our stockholders.

Entry into Securities Purchase Agreement and Issuance of Common Shares

On June 30, 2026, the Company entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell and the Investor would purchase (i) one or more Secured Pre-Paid Purchases (each a “Pre-Paid Purchase,” and collectively the “Pre-Paid Purchases”) in the aggregate purchase amount of up to $10,000,000 (the “Commitment Amount”), for the purchase of shares of Class A common stock of the Company (“Common Shares”), upon the terms and subject to the limitations and conditions set forth in the Pre-Paid Purchase; and (ii) 450,000 Common Shares, to be delivered by the Company to Investor at the initial closing and to be used as pre-delivery shares under the Pre-Paid Purchases (the “Pre-Delivery Shares”).

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The SPA prohibits the Company, while any Pre-Paid Purchase is outstanding, from issuing any (i) debt securities other than trade payables in the ordinary course of business, or (ii) any variable rate equity securities. The SPA also prohibits the Company from making any payments to William Alessi, the Company’s CEO, or any of his affiliates, with respect to any debt obligations owed by the Company to any of those affiliated debtholders. The SPA prohibits the issuance to the Investor under any Pre-Paid Purchase of a number of Common Shares in excess of the amount that would be permitted under Nasdaq Listing Rule 5635(d) without shareholder approval (the “Exchange Cap”), and requires the Company to obtain shareholder approval to issue to the Investor an amount of Common Shares in excess of the Exchange Cap (the “Shareholder Approval”) prior to the initial closing. The Shareholder Approval was received by the Company on June 30, 2026. The SPA also requires the Company to, within 30 days of the initial closing, file (i) a Schedule 14C information statement with the Securities and Exchange Commission (“SEC”) regarding the Shareholder Approval, and (ii) a registration statement with the SEC registering the Pre-Delivery Shares and all other Common Shares that may be purchased by the Investor pursuant to any Pre-Paid Purchase.

Each Pre-Paid Purchase will be issued in substantially the same form as the Initial Pre-Paid Purchase (defined below), matures 18 months following the date the purchase price for such Pre-Paid Purchase is delivered to the Company (the “Purchase Price Date”), includes an 8% original issue discount (OID), accrues interest at 8% per annum, and is prepayable, after providing 10 trading days’ notice, at a 10% premium to the then-outstanding balance of the Pre-Paid Purchase. If the registration statement referenced above is not declared effective by the SEC within 90 days of the Purchase Price Date, the outstanding balance under the Pre-Paid Purchase will automatically increase by 1% and will continue increasing by 1% every 30 days thereafter until the earlier of (i) the date the registration statement is declared effective, or (ii) 6 months following the Purchase Price Date. Under each Pre-Paid Purchase, the holder has the right to purchase Common Shares (by applying a portion of the outstanding balance under the Pre-Paid Purchase to the purchase of Common Shares) at a purchase price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding the purchase notice, subject to a $0.81 per share floor price, and provided that the Investor may not purchase shares of Common Stock to the extent that such purchase would result in the Investor’s beneficial ownership of Common Stock being in excess of 9.99%. If the volume-weighted average price of the Common Shares is less than the $0.81 per share floor price for at least 5 consecutive trading days, the Company is required to begin making monthly cash repayments of amounts outstanding under the Pre-Paid Purchase in amounts equal to (i) the outstanding balance at that time divided by 6, plus (ii) outstanding interest as of each payment date.

Each Pre-Paid Purchase is secured by a security agreement (the “Security Agreement”) by and between the Investor and the Company and its subsidiaries, granting the Investor first priority security interests in all assets of the Company and its subsidiaries, including Alpha Modus, Corp.’s intellectual property pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, each of the Company’s subsidiaries are guarantors of the Company’s obligations under each Pre-Paid Purchase pursuant to a guaranty (the “Guaranty”). William Alessi, his entity, Janbella Group, LLC, the trusts deemed to be beneficially owned by Mr. Alessi, and Chris Chumas (the Company’s CSO) (each a “Capital Party” and collectively the “Capital Parties”), are required to execute a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Company’s and its subsidiaries’ indebtedness and obligations to each Capital Party will be subordinated to Investor, (ii) all security interests of any Capital Party will be subordinate to Investor’s security interests, (iii) the Company and its subsidiaries will not make any payments to any Capital Party (except for non-discretionary compensation owed to them pursuant to employment agreements with the Company), (iv) none of the Capital Parties will accelerate any subordinated debt or equity, (v) and no Capital Party will convert, exchange, or transfer their shares of Company stock until such time as the Investor has been fully paid and all financing agreements between the Investor and the Company are terminated. The Subordination Agreement also requires Chris Chumas to convert the 430,000 shares of Series C Preferred Stock of the Company beneficially owned by him prior to June 29, 2026, into 304,412 Common Shares (the “Chumas Common Shares”) within 30 days of the Purchase Price Date, and the SPA requires Chris Chumas to complete that conversion of preferred shares into the Chumas Common Shares prior to the initial closing.

On June 30, 2026, the Company sold to the Investor (i) an initial Pre-Paid Purchase in the original principal amount of $2,190,000 (the “Initial Pre-Paid Purchase”), and (ii) the Pre-Delivery Shares, for a total purchase price of $2,000,045, which was paid by the Investor to the Company in the initial closing on June 30, 2026. At the initial closing, the Company issued the Initial Pre-Paid Purchase and Pre-Delivery Shares to the Investor, the Company and its subsidiaries entered into the Security Agreement, the Company’s subsidiary (Alpha Modus, Corp.) entered into the IP Security Agreement, the Company’s subsidiaries entered into the Guaranty, and the Capital Parties entered into the Subordination Agreement.

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Common Shares are currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the Common Shares pursuant to the SPA may implicate certain of the NASDAQ listing standards requiring stockholder approval in order to maintain the Company’s listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(d), approved the SPA and the issuance of Common Shares under the SPA.

The written consents of the Majority Stockholders we have received constitute the only stockholder approval required under the DGCL, NASDAQ Listing Rule 5635(d), our Second Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, to approve the SPA and the issuance of Common Shares under the SPA. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the members of the Board of Directors of the Company and the Majority Stockholders.

APPROVAL OF THE SPA AND THE ISSUANCE OF THE COMMON SHARES IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

To secure financing to support the Company’s operations and growth strategy, on June 30, 2026, the Company entered into the SPA with the Investor, pursuant to which the Company would sell and the Investor would purchase (i) one or more Pre-Paid Purchases in the aggregate purchase amount of up to $10,000,000 (the Commitment Amount) for the purchase of Common Shares, upon the terms and subject to the limitations and conditions set forth in the Pre-Paid Purchase; and (ii) 450,000 Common Shares (the Pre-Delivery Shares) to be delivered by the Company to Investor at the initial closing and to be used as pre-delivery shares under the Pre-Paid Purchases.

On June 30, 2026, the Company sold to the Investor (i) an initial Pre-Paid Purchase in the original principal amount of $2,190,000, and (ii) the Pre-Delivery Shares, for a total purchase price of $2,000,045, which was paid by the Investor to the Company in the initial closing on June 30, 2026.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the DGCL, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our Common Stock as of the Record Date.

NASDAQ Listing Requirements and the Necessity of Stockholder Approval

The Company is subject to the NASDAQ Listing Rules because our Common Stock is currently listed on NASDAQ. The issuance of the Common Shares under the SPA implicates certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain the Company’s listing on NASDAQ, as follows:

●	NASDAQ Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement (such lower price the “Minimum Price”).

The Common Shares to be sold to the Investor under the SPA will constitute more than 20% of the Company’s Common Stock outstanding before the issuance of the Common Shares. As of June 30, 2026, and prior to the initial closing under the SPA, 4,426,593 Common Shares were outstanding. The closing price of the Common Stock immediately prior to the Company’s agreement with and approval of the Exchange was $4.07/share, the average closing price of the Common Stock for the five trading days immediately preceding the signing the SPA and approval was $4.04/share, and the Minimum Price is therefore $4.04/share. Up to $10,000,000 of Common Shares (well in excess of 20% of the number of Common Shares outstanding as of June 30, 2026) may be sold to the Investor under the SPA at a purchase price that is less than the Minimum Price. Because the Common Shares may be issued at a price less than the Minimum Price, and because of the number of Common Shares to be sold to the Investor may equal or exceed 20% of the number of Common Shares outstanding as of June 30, 2026, the Company secured stockholder approval of the SPA and issuance of the Common Shares under the SPA pursuant to NASDAQ Listing Rule 5635(d), which applies to the SPA and the issuance of the Common Shares under the SPA.

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(d), approved the SPA and the issuance of Common Shares under the SPA, including the issuance of a number of Common Shares to the Investor equal to or in excess of 20% of the outstanding number of Common Shares.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective, and the Common Shares will be issued. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding Common Stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the SPA and the issuance of Common Shares under the SPA.

OUTSTANDING VOTING SECURITIES

Each share of our Common Stock entitles its holder to one vote on each matter submitted to stockholders, and each share of Series C Preferred Stock entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, 4,426,593 shares of Common Stock, and no shares of Series C Preferred Stock, were issued and outstanding and entitled to take action by written consent and to receive notice of the action taken by written consent, and 3,438,150 shares of Common Stock owned by the Majority Stockholders consented in favor of the actions to be taken, constituting approximately 77.7% of the total votes of the Company’s voting capital stock outstanding as of the Record Date. Such stock voted in favor the actions to be taken consists of the following: (i) 2,739,707 shares of Common Stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 163,000 shares of Common Stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 163,000 shares of Common Stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 163,000 shares of Common Stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, and (v) 163,000 shares of Common Stock held in the name of The Kim Alessi Richter Irrevocable Trust, and (vii) 46,443 shares of Common Stock held in the name of Janbella Group, LLC. Such numbers do not include Common Shares beneficially owned by Mr. Alessi and held in brokerage accounts of the named shareholders above. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

As of June 30, 2026, the Majority Stockholders executed and delivered to the Company written consents approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 30, 2026, for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days thereafter. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The percentages below are calculated based on 4,426,593 shares of our Common Stock, and no shares of Series C Preferred Stock, issued and outstanding as of June 30, 2026. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Alpha Modus Holdings, Inc., 20311 Chartwell Center Dr., #1469, Cornelius, NC, 28031.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock		%
Directors and Executive Officers
William Alessi	3,519,014	(1)	79.5%
Rodney Sperry	2,581		0.1%
Chris Chumas	306,437		6.9%
Thomas Gallagher	13,061		0.3%
Michael Garel	4,884		0.1%
Gregory Richter	5,274	(4)	0.1%
Scott Wattenberg	4,374		0.1%
William Ullman	21,939	(5)	0.5%
All Directors and Executive Officers as a Group	3,877,564		87.4%

(1)	Includes (i) 2,743,201 shares of common stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 168,000 shares of common stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 168,000 shares of common stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 168,000 shares of common stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 168,000 shares of common stock held in the name of The Kim Alessi Richter Irrevocable Trust, (vi) 15,255 shares of common stock held in the name of the Alessi Revocable Trust, (vii) 69,808 shares of common stock held in the name of Janbella Group, LLC, and (viii) 18,750 shares of common stock held in the name of Insight Acquisition Sponsor LLC, which has granted an irrevocable proxy to vote such shares to William Alessi. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

(3)	Consists of (i) 154,081 shares of Class A common stock held in the name of Chris Chumas, (ii) 150 shares of Class A common stock held in the name of Mr. Chumas’s spouse, Amanda Chumas, and (iii) 152,206 shares of Class A common stock held in the name of Mr. Chumas’s IRA.

(4)	Includes (i) 4,874 shares of Class A common stock held in the name of Gregory Richter, and (ii) 400 shares of Class A common stock held in the name of Mr. Richter’s spouse, Kim Alessi Richter.

(5)	Includes (i) 6,162 shares of Class A common stock held in the name of William Ullman, (ii) 4,000 shares of Class A common stock held in the name of Water Street Opportunities I LLC, (iii) 1,250 shares of common stock issuable under the Private Placement Warrants held by Mr. Ullman, which are deemed to be beneficially owned by Mr. Ullman since the warrants are exercisable within 60 days, and (iii) 10,527 shares of common stock issuable under the Private Placement Warrants held by Water Street Opportunities I LLC, which are deemed to be beneficially owned by Water Street Opportunities I LLC since the warrants are exercisable within 60 days. Mr. Ullman has voting and investment discretion with respect to securities held by Water Street Opportunities I LLC, and is deemed to be the beneficial owner of securities held in the name of Water Street Opportunities I LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this Information Statement, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026.
(2)	Quarterly Report on Form 10-Q for the three months March 31, 2026, filed on May 14, 2026.
(3)	Current Report on Form 8-K filed on June 8, 2026.
(4)	Current Report on Form 8-K filed on June 8, 2026.
(5)	Current Report on Form 8-K filed on July 2, 2026.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

ALPHA MODUS HOLDINGS, INC.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

Attn: Secretary

ADDITIONAL INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By order of the Board of Directors

William Alessi
Chief Executive Officer and Director

July [__], 2026